UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2021

BIOSOLAR, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54819	20-4754291
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

27936 Lost Canyon Road, Suite 202, Santa Clarita, CA 91387

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (661) 251-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On April 4, 2021, BioSolar, Inc. (the “Company”) entered into a securities purchase agreement with the purchaser set forth on the signature page thereto for the purchase and sale of an aggregate of 65,000,000 shares of common stock (the “Shares”), (ii) pre-funded warrants to purchase up to 60,000,000 shares of common stock (the “Pre-funded Warrants), and (iii) warrants to purchase up to 125,000,000 shares of common stock (the “Common Warrants,” and together with the Pre-Funded Warrants, the “Warrants”), in a registered direct offering at a purchase price of $0.04 per Share and Common Warrant, or $0.0399 per Pre-Funded Warrant and Common Warrant. The Common Warrants will be exercisable for a period of five years commencing upon issuance, at an exercise price of $0.04 per share, subject to certain adjustments set forth therein. The Pre-funded Warrants will be exercisable commencing upon issuance and expiring upon the exercise of the Pre-funded Warrants in full, at an exercise price of $0.0001 per share, subject to certain adjustments set forth therein.

Pursuant to an engagement letter dated January 22, 2021 between the Company and H.C. Wainwright & Co., LLC (“Wainwright”), the Company engaged Wainwright to act as the Company’s exclusive placement agent in connection with the offering and agreed to pay Wainwright a cash fee of 7.5% of the gross proceeds the Company receives in connection with the offering. The Company also agreed to pay Wainwright (i) a management fee equal to 1.0% of the gross proceeds raised in the offering and (ii) $85,000 for non-accountable expenses. In addition, the Company agreed to issue to Wainwright (or its designees) warrants (the “Placement Agent Warrants”) to purchase a number of shares equal to 7.5% of the aggregate number of shares (including shares underlying the Pre-Funded Warrants) sold under the Purchase Agreement, or warrants to purchase up to an aggregate of 9,375,000 shares. The Placement Agent Warrants generally will have the same terms as the Common Warrants, except they will have an exercise price of $0.05 per share and exercise period of five years from the commencement of sales in the offering.

The gross proceeds from the registered direct offering are expected to be $5.0 million, before deducting fees and expenses payable to Wainwright and other estimated offering expenses. The registered direct offering is expected to close on or about April 7, 2021, subject to satisfaction of customary closing conditions.

The Shares, Warrants and Placement Agent Warrants (and underlying shares) were offered, and will be issued, pursuant to the Prospectus Supplement, filed April 6, 2021, to the Prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333-254336) filed with the Securities and Exchange Commission on March 16, 2021, and declared effective March 25, 2021.

Sichenzia Ross Ference LLP, counsel to the Company, has issued an opinion to the Company regarding the validity of the securities to be issued in the offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing description of the securities purchase agreement, Common Warrant and Pre-funded Warrant does not purport to be complete and is qualified in its entirety by reference to the complete text thereof, forms of which are filed as exhibits to this report.

Item 8.01	Other Events.

On April 5, 2021, the Company issued a press release regarding the registered direct offering. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

5.1	Opinion of Sichenzia Ross Ference LLP
10.1	Form of Securities Purchase Agreement
10.2	Form of Common Warrant
10.3	Form of Pre-funded Warrant
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSOLAR, INC.

Date: April 6, 2021	/s/ David Lee
David Lee
Chief Executive Officer

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